SOUTHERN IOWA BIOENERGY LLC

SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$1,000.00 per Unit

Minimum Investment of 20 Units ($20,000)
1 Unit Increments Thereafter ($1,000)

The undersigned subscriber (hereafter sometimes referred to as “you” or the “Subscriber”), desiring to become a member of Southern Iowa BioEnergy LLC, an Iowa limited liability company, with its principal place of business at 115 South Linden Street, Lamoni, Iowa (hereafter sometimes referred to as “we” or “SIBE”), hereby subscribes for the purchase of the membership units of SIBE and agrees to pay the related purchase price identified below.

A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

1.	Subscriber’s Printed Name	_________________________________________________

2.	Title, if applicable:	_________________________________________________

3.	Subscriber’s Address:

	Street	_________________________________________________

	City, State, Zip Code	_________________________________________________

4.	Telephone:	_________________________________________________

4.	E-mail Address:	_________________________________________________

B. NUMBER OF UNITS PURCHASED. Indicate the number of units to be purchased. You must purchase at least 20 units. We presently have 2,172 units outstanding. The maximum number of units to be sold is 30,250.

C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $20,000).

1. Total Purchase Price ($1,000.00 Per Unit multiplied by the number in box B above.)	=	2. 1st Installment (10% of the Total Purchase Price)	+	3. 2nd Installment (90% of the Total Purchase Price)

=	+

D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated [180 days from the effective date of our post-effective amendment] (the “Prospectus”) in its entirety, including exhibits, for a complete explanation of an investment in SIBE. To subscribe, you must:

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow Steps 1 through 5 below:

1. Complete all information required in this Subscription Agreement and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Amended And Restated Operating Agreement attached to this Subscription Agreement as EXHIBIT “A”.

2. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to "Great Western Bank, escrow agent for Southern Iowa BioEnergy LLC”. You will determine this amount in box C.2 on page 1 of this Subscription Agreement.

3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units and granting SIBE a security interest in your Units.

4.  Deliver each of the original executed documents referenced in numbered paragraphs 1 and 3 of these instructions, together with your personal or business check referenced in numbered paragraph 2 of these instructions to either of the following:

Southern Iowa BioEnergy LLC	Great Western Bank
Attention: William T. Higdon	Attention: Trust Department
115 South Linden Street	P.O. Box 4070
Lamoni, IA 50140	Omaha, NE 68107

5. Within thirty (30) days of your receipt of written notice from SIBE stating that its sales of Units have exceeded the minimum offering amount of $17,600,000, you must deliver to SIBE at either of the addresses referenced in numbered paragraph 4 of these instructions an additional personal (or business) check for the remaining ninety percent (90%) of your investment amount made payable to Great Western Bank, escrow agent for SIBE in satisfaction of your deferred payment obligations under the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, SIBE shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.

If you are subscribing prior to release of funds from escrow, your funds will be placed in SIBE’s escrow account at Great Western Bank. The funds will be released to SIBE or returned to you in accordance with the escrow arrangements described in the Prospectus. SIBE may, in its sole discretion, reject or accept any part or all of your subscription. If SIBE rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees. SIBE may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow Steps 1 through 3 below:

1. Complete all information required in this Subscription Agreement and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Amended And Restated Operating Agreement attached to this Subscription Agreement as EXHIBIT “A”.

2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in Box C.1 on page 1) made payable to “Southern Iowa BioEnergy LLC.”

3.  Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal (or business) check referenced in numbered paragraph 2 of these instructions to the following:

Southern Iowa BioEnergy LLC
Attention: William T. Higdon
115 South Linden Street
Lamoni, Iowa 50140

If you are subscribing after release of funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. SIBE may, in its sole discretion, reject or accept any part or all of your subscription. If SIBE rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. SIBE may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to one of our directors listed below or to SIBE at 641-784-3510

Director	Cell Number	Home Number
William T. Higdon	515-360-0369	641-784-4944
Alan Elefson		641-784-7355
Randy Layton	641-442-5393	641-446-6686
William D. Morain	641-442-5195	641-784-8186
Leon Kessel	309-314-0299	641-784-7235
J.R. Cornett	641-414-3391	641-442-3433
Jack Cooley	641-414-3408	641-342-3597
Scott Sunderman		712-542-4799

E. Additional Subscriber Information. The subscriber, named above, certifies the following under penalties of perjury:

1.
Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual

☐	Joint Tenants with Right of Survivorship (Both signatures must appear on Page 6.)

☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)

☐	Trust

Trustee’s Name: __________________________________________

Trust Date: ______________________________________________

☐	Other: Provide detailed information in the space immediately below.
__________________________________________________________
__________________________________________________________
__________________________________________________________

2.
Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

☐	Check box if you are a non-resident alien

☐	Check box if you are a U.S. citizen residing outside of the United States

☐	Check this box if you are subject to backup withholding

Subscriber’s Social Security No.        _____________________

Joint Subscriber’s Social Security No.      _____________________

Taxpayer Identification No.                _____________________

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in Section A, please complete this section.

Address:  ___________________________________________
       ___________________________________________

4.	State of Residence.

State of Principal Residence:             _____________________________
State where driver’s license is issued:          _____________________________
State where resident income taxes are filed: _____________________________

State(s) in which you have maintained your principal residence during the past three years:

a	b.	c.

5.
Suitability Standards. You cannot invest in SIBE unless you meet one, or more, of the following suitability tests (a or b) set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

a. ☐	I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

b. ☐	I (We) have a net worth of at least $100,000, exclusive of home, furnishings and automobiles.

6.	Subscriber’s Representations and Warranties. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By signing below the subscriber represents and warrants to SIBE that he, she or it:

a.	has received a copy of SIBE’s Prospectus dated [180 days from the effective date of our post-effective amendment] and all exhibits thereto;

b.
has been informed that the Units of SIBE are offered and sold in reliance upon: (i) a federal securities registration; (ii) Alaska, Colorado, Illinois, Iowa, Missouri and Kansas securities registrations; and (iii) exemptions from securities registrations in various other states;

c.	understands that the Units to be issued pursuant to this Subscription Agreement can only be sold to a person meeting requirements of suitability;

d.
has been informed that the Units to be issued pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the states of Alaska, Illinois, Iowa, Missouri, Kansas and Colorado, and that SIBE is relying in part upon the representations of the undersigned Subscriber contained herein;

e.
has been informed that the Units subscribed for have not been approved or disapproved by the Alaska, Illinois, Iowa, Missouri, Kansas and Colorado securities agencies or regulators or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

f.
intends to acquire the Units for his/her/its own account without a view to public distribution or resale and has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;

g.
understands that there is no present market for SIBE’s Units, that the Units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the Units;

h.	has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of Units;

i.
has received a copy of SIBE’s Amended And Restated Operating Agreement, dated May 4, 2005, and understands that upon closing the escrow by SIBE, the Subscriber and the Units will be bound by the provisions of the Amended And Restated Operating Agreement, which contains, among other things, provisions that restrict the transfer of Units;

j.
understands that the Units are subject to substantial restrictions on transfer under state securities laws in addition to the restrictions contained in SIBE’s Amended And Restated Operating Agreement, and agrees that if the Units or any part thereof are sold or distributed in the future, the Subscriber shall sell or distribute them only in strict accordance with the terms of SIBE’s Amended And Restated Operating Agreement, the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

k.	meets the suitability test marked in numbered paragraph 5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

l.
understands that SIBE will place a restrictive legend on any certificate representing Units containing substantially the following language as the same may be amended by SIBE’s Board of Directors in its sole discretion:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSsFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

m.
understands that, to enforce the above legend, SIBE may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

n.
has sufficient knowledge and experience in business and financial matters so as to be able to evaluate the merits and risks of an investment in the Units, believes that the investment in Units is suitable for the Subscriber and that the Subscriber can bear the economic risk of the purchase of Units, including the total loss of the undersigned’s investment;

o.	may not transfer or assign this Subscription Agreement, or any of the Subscriber’s interest herein;

p.	has written his, her, or its correct taxpayer identification number under numbered paragraph E.2 of this Subscription Agreement;

q.
is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (q) should be crossed out if the backup withholding box in numbered paragraph E.2 is checked);

r.
understands that execution of the attached Promissory Note and Security Agreement will allow SIBE and its successors and assigns to pursue the Subscriber for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the Subscriber in the event that the Subscriber defaults on the Promissory Note and Security Agreement; and

s.	acknowledges that SIBE may retain possession of certificates representing the Subscriber’s Units to perfect its security interest in those Units.

Signature of Subscriber/ Joint Subscriber:

Date:  _______________________________

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY SOUTHERN IOWA BIOENERGY LLC:

Southern Iowa BioEnergy LLC hereby accepts the subscription for the above Units.

Dated this __ day of ___________, 200_ .

SOUTHERN IOWA BIOENERGY LLC

By:

Its:

PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement: ___________________________________, 200__.

$1,000.00 per Unit

Minimum Investment of 20 Units ($20,000), 1 Unit Increments Thereafter ($1,000)

Number of Units subscribed
Total Purchase Price ($1,000.00 per Unit multiplied by number of Units subscribed)
( )	Less Initial Payment (10% of Principal Amount)
Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Southern Iowa BioEnergy LLC, an Iowa limited liability company (“SIBE”), at its principal office located 115 South Linden Street, Lamoni, Iowa 50140, or at such other place as required by SIBE, the Principal Balance set forth above in one lump sum to be paid without interest within 30 days following the call of the SIBE Board of Directors, as described in the attached Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of SIBE.

The undersigned agrees to pay to SIBE on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Iowa.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of SIBE and its successors and assigns, which expressly reserve the right to pursue the undersigned for payment of the amount due hereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.

The undersigned hereby grants to SIBE, and its successors and assigns (“Secured Party”), a purchase money security interest in and to all of the undersigned’s Membership Units of SIBE now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance of the obligation owed to Secured Party from the undersigned pursuant to this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein without the need of obtaining any further assent or signature from the undersigned.

Dated: , 200 .

OBLIGOR/DEBTOR:		JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Joint Obligor/Debtor		Printed or Typed Name of Obligor/Debtor
By:	(Signature)	By:	(Signature)
Officer Title if Obligor/Debtor is an Entity
Address of Obligor/Debtor

EXHIBIT “A”

MEMBER SIGNATURE PAGE

ADDENDUM TO THE
AMENDED AND RESTATED OPERATING AGREEMENT
OF SOUTHERN IOWA BIOENERGY LLC

The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Southern Iowa BioEnergy LLC, has received a copy of the Amended And Restated Operating Agreement dated May 4, 2005, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Amended And Restated Operating Agreement in all respects, as if the undersigned had executed said Amended And Restated Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Amended And Restated Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed to and Accepted on Behalf of the
Company and its Members:

SOUTHERN IOWA BIOENERGY LLC

By:

Its: